EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32429) of Ithaca Industries, Inc. of our report dated March 25, 1999, except as to Note 14 which is as of April 30, 1999, appearing on page 15 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 41 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Charlotte, North Carolina
May 13, 1999